EXHIBIT 10.1
                        EXCHANGE AGREEMENT


This EXCHANGE AGREEMENT (this "Agreement") is made as of July
6, 1995, by and between NORTH CENTRAL PERSONNEL, INC., an Ohio corporation ("NCP"), and AMSERV HEALTHCARE INC., a Delaware corporation ("AMSERV").

WHEREAS, NCP acquired 426,794 shares of AMSERV Class A
Redeemable Preferred Stock, par value, $.01 per share (the "Class A Preferred Stock") pursuant to that certain Stock Purchase Agreement by and between AMSERV and NCP, dated as of April 7, 1995 (the "Stock Agreement"), 85,359 of such shares have been redeemed in accordance with the terms of the Class A Preferred Stock, and 341,435 shares of Class A Preferred Stock remain outstanding.

WHEREAS, NCP and AMSERV entered into that certain Voting
Agreement as of April 7, 1995 (the "Voting Agreement"), whereby NCP agreed to vote the shares of Class A Preferred Stock in accordance with the recommendations of the AMSERV Board of Directors (the "Board"), which was evidenced by an Irrevocable Proxy To Vote to the Board as of April 7, 1995 (the "Proxy").

WHEREAS, NCP and AMSERV rescinded, revoked and annulled the Voting Agreement and the Proxy, and released the other party from their obligations thereunder, pursuant to a Rescission Agreement, dated May 12, 1995 (the "Rescission Agreement").

WHEREAS, NCP and AMSERV each desire that the preferred stock held by NCP not have the right to vote in the "Renewed Consent Solicitation" (as defined in the Rescission Agreement) and that the number of shares of preferred stock held by NCP be reduced so that the percentage of voting rights as to other matters represented by the preferred stock is commensurate with the percentage of the total dollar market capitalization of the Company represented by such shares of preferred stock based upon the closing bid price of the Company's Common Stock on April 7, 1995 of $2.625 per share.

WHEREAS, the terms and conditions of AMSERV's Class B
Redeemable Preferred Stock, par value $.01 per share (the "Class B Preferred Stock"), do not permit the holders thereof to vote in the Renewed Consent Solicitation.

NOW, THEREFORE, in consideration for the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, NCP and AMSERV agree as follows:

1. Exchange of Preferred Stock. AMSERV hereby offers to exchange 260,141 shares of Class B Preferred Stock for the 341,435 shares of Class A Preferred Stock outstanding as of the date of this Agreement, and NCP, as the holder of record of all of the issued and outstanding shares of Class A Preferred Stock, hereby tenders for exchange all of the shares of Class A Preferred Stock of which it is the holder of record. By executing and delivering this Agreement AMSERV acknowledges receipt for cancellation of the stock certificates representing all of the shares of Class A Preferred Stock held of record by NCP, and NCP acknowledges receipt of the stock certificates representing all of the shares of Class
B Preferred Stock to be issued in exchange therefor.

2. Amendment to Stock Purchase Agreement.The parties hereby amend the Stock Purchase Agreement so that all references therein to the "Preferred Stock" shall refer to the Class B Preferred Stock and not to the Class A Preferred Stock, and all references therein to the "Shares" shall refer to the 260,141 shares of Class B Preferred Stock and not to the 341,435 shares of Class A Preferred Stock, except that for purposes of Section 10 therein also shall refer to the 341,435 shares of Class A Preferred Stock.

3. Fees and Expenses. AMSERV agrees to pay NCP's reasonable legal fees and expenses incurred by NCP in connection with this Agreement.

4. Entire Understanding. NCP and AMSERV agree that this
Agreement contains the entire understanding of the parties with respect to its specific subject matter and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained. This Agreement may be amended only a written instrument duly executed by the parties hereto.

5. Ratification and Affirmation of Prior Agreements. Except as modified herein, all terms and conditions set forth in the Agreements dated April 7, 1995 related to the conversion of debt to the Preferred Stock and the Rescission Agreement dated May 12, 1995 are hereby ratified and affirmed, including but not limited to, NCP's redemption rights on the Redemption Date, as defined therein, and NCP's right of redemption in total if the Renewed Consent Solicitation is successful.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first listed above.


AMSERV HEALTHCARE INC.           NORTH CENTRAL PERSONNEL, INC.


__________________________       _____________________________
By: Eugene Mora                  By: Diane Gurik
Its: Chairman                    Its: President